Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8   (SEC File Nos. 333-123401, 333-115033, 333-108672, and 333-108673) of Elixir Gaming Technologies, Inc. (formerly VendingData Corporation) of our report dated February 28, 2006, except for Note 2, as to which the date is September 25, 2007, included in this  Amendment No. 1 to the Annual Report on Form 10-KSB/A for the year ended December 31, 2005.

/S/ Piercy Bowler Taylor & Kern Certified Public Accountants

Las Vegas, Nevada

October 2, 2007